Exhibit 99.B5(a)(v)



                        LIBERTY VARIABLE INVESTMENT TRUST

                  LIBERTY ALL-STAR EQUITY FUND, VARIABLE SERIES

                      MANAGEMENT AND SUB-ADVISORY AGREEMENT

         MANAGEMENT AND SUB-ADVISORY AGREEMENT ("Agreement"), made this 15th day of November, 1997, between LIBERTY VARIABLE INVESTMENT TRUST, a business trust organized under the laws of The Commonwealth of Massachusetts (formerly named "Keyport Variable Investment Trust") (the "Trust"), on its own behalf and on behalf of the Liberty All-Star Equity Fund, Variable Series (the "Fund"), LIBERTY ADVISORY SERVICES CORP., a corporation organized under the laws of The Commonwealth of Massachusetts (formerly named "Keyport Advisory Services Corp.") ("LASC"), and Liberty Asset Management Company, a corporation organized under the laws of the State of Delaware ("LAMCO").

         WHEREAS, the Trust has been organized as an open-end management investment company registered as such under the Investment Company Act of 1940, as amended ("Investment Company Act"), and is authorized to issue shares of beneficial interest in one or more separate series (each representing interests in a separate portfolio of securities and other assets), including the Fund, which shares are to be issued and sold to and held by various separate accounts of Keyport Life Insurance Company ("Keyport"), or separate accounts of other insurance companies that are affiliated or are not affiliated with Keyport (collectively, "Participating Insurance Companies");

         WHEREAS, the Trust heretofore has created (i) two other separate funds which are covered by the Management Agreement dated June 7, 1993 among the Trust, on its own behalf and on behalf of such other two series funds, and LASC,
(ii) three other separate funds which are covered by the Management Agreement dated as of May 2, 1994 among the Trust, on its own behalf and on behalf of such other three series funds, and LASC and, (iii) one other separate fund which is covered by the Management Agreement dated as of May 1, 1995 among the Trust, on its own behalf and on behalf of such other series fund, and LASC; and the Trust may in the future create additional fund(s) that may be covered by other separate agreements;

         WHEREAS, the Trust desires LASC to render certain investment management and administrative services to the Trust and the Fund, all in the manner and on the terms and conditions hereinafter set forth;

         WHEREAS, the Trust and LASC desire that LAMCO, as sub-adviser to LASC, provide investment management services to the Fund based on LAMCO's multi-manager concept, under which LAMCO recommends, over-sees and coordinates, and allocates the Fund's portfolio assets among, several portfolio managers ("Portfolio Managers"), each having a different investment style, each of which manages a different portion of the Fund's investment portfolio; and


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         WHEREAS, each of LASC and LAMCO is registered as an investment adviser under the Investment Adviser's of 1940 (the "Investment Act Adviser's Act"), and desires to provide services to the Trust and the Fund, in the manner contemplated above, in consideration of and on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Trust, on its own behalf and on behalf of the Fund, LASC and LAMCO hereby agree as follows:

         1.       Employment of the Investment Adviser.

                  The Trust hereby employs LASC (i) to provide certain administrative and limited oversight services and (ii) to provide certain investment management and related services to the Trust and the Fund, all in the manner set forth in Section 2 of this Agreement, subject to the direction of the Trustees, and for the period, in the manner, and on the terms set forth hereinafter. LASC hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. LASC shall for all purposes herein be deemed to be an independent contractor and, except as expressly provided or authorized (whether herein or otherwise), shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2.       Obligations of, and Services to be Provided by, the Manager.

                  LASC undertakes to provide the services hereinafter set forth and to assume the following obligations:

         A.       Administrative Services.

                  (a) LASC will provide general administrative services as hereinafter set forth ("Administrative Services"), all subject to the overall direction and control of the Board of Trustees of the Trust (the "Board").

                  (b) Such Administrative Services shall not include investment advisory, custodian, underwriting and distribution, transfer agency or pricing and bookkeeping services, but shall include: (i) provision of office space, equipment and facilities necessary in connection with the services to be performed hereunder and the maintenance of the headquarters of the Trust; (ii) maintenance of the corporate books and records of the Trust (other than those of its records maintained by LAMCO or the Portfolio Managers, the transfer agent, the custodian and the pricing and bookkeeping agent); (iii) administration of all dealings and relationships with the Trustees for meetings of the Board, the scheduling of such meetings and the conduct thereof; (iv) preparation and filing of proxy materials and administration of arrangements for meetings of shareholders or beneficial owners of the Funds; (v) preparation and filing of all required reports and all updating and other amendments to the Trust's Registration Statement under the Investment Company Act, the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder; (vi) calculation of distributions required or advisable under the


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Investment Company Act and the Internal Revenue Code of 1986, as amended (the
"Code"); (vii) periodic computation and reporting to the Trustees of each Fund's compliance with diversification and other portfolio requirements of the Investment Company Act and the Code; (viii) development and implementation of general shareholder and beneficial owner correspondence and communications relating to the Funds, including the preparation and filing of shareholder and beneficial owner reports as are required or deemed advisable; and (ix) general oversight of the custodial, net asset value computation, portfolio accounting, financial statement preparation, legal, tax and accounting services performed for the Trust or the Fund by others.

         It is understood that LASC may, in its discretion and at its expense, delegate some or all of its administrative duties and responsibilities under this subsection 2A to its affiliate, Liberty Financial Companies, Inc. ("LFC"), or any majority or greater owned subsidiaries of LFC.

         B.       Investment Advisory Services.

                  (a) LASC shall have overall supervisory responsibility for the management and investment of the assets of the Fund, subject to and in accordance with the investment objectives, policies and limitations of the Fund, as provided in the Trust's Prospectus and Statement of Additional Information and governing instruments, as amended from time to time, and any directions and policies which the Trustees may issue to LASC from time to time (collectively, "Investment Policies").

                  (b) With the consent of the Trust, on behalf of the Fund, LASC hereby delegates to LAMCO the obligation to provide the Fund, as sub-advisor to LASC, an overall investment program and strategy, in accordance with LAMCO's multi-manager concept. LASC shall be solely responsible for paying the fees of LAMCO from the fees it collects from the Trust as provided in paragraph 5 below.

                  (c) In accordance with LAMCO's multi-manager concept, LAMCO will recommend to the Trustees one or more persons or companies registered as investment advisers under the Investment Adviser's Act or qualifying as a "bank" within the meaning of the Investment Adviser's Act and thereby exempted from the requirement to be so registered ("Portfolio Managers"), pursuant to a portfolio management agreement among the Trust, on behalf of the Fund, each Portfolio Manager and LAMCO. Each Portfolio Manager shall have full investment discretion and authority to make all determinations with respect to the investment and reinvestment of the portion of the Fund's assets assigned to that Portfolio Manager by LAMCO from time to time and the purchase and sale of portfolio securities with those assets, all within the Fund's Investment Policies. Subject to Section 6, LAMCO shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase hold or sell a security for the Fund's portfolio. LAMCO shall advise the Trustees as to which persons or companies LAMCO believes are best suited for appointment as Portfolio Managers; shall monitor and evaluate the investment performance of each Portfolio Manager, shall allocate and reallocate from time to time, in its sole discretion, the respective portions of the Fund's assets to be managed by the Portfolio Managers; shall recommend to the Trustees changes of, additions to or terminations of Portfolio Managers when it believes such changes, additions or terminations are appropriate;


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and shall coordinate the investment activities of the Portfolio Managers with a view to ensuring their compliance with the Fund's Investment Policies and applicable laws.

                  (d) LAMCO shall be solely responsible for paying the fees of each Portfolio Manager from the fees it collects from LASC as provided in paragraph 5 below.

                  (e) LASC and/or LAMCO shall render regular reports to the Board relating to the performance of their duties specified in paragraphs 2B(a),
(b) and (c).

         C.       Expenses Borne By Manager.

                  To the extent necessary to perform its obligations under this Agreement, LASC and/or LAMCO, at their own expense, shall furnish executive and other personnel and office space, equipment and facilities, and shall pay any other expenses incurred by them, in connection with the performance of their duties hereunder, except that the Trust or the Fund, as appropriate, shall reimburse LASC and/or LAMCO (as appropriate) for its out-of-pocket costs, including telephone, postage and supplies, incurred by it in connection with communications with shareholders and beneficial owners of the Fund. LASC and/or LAMCO shall pay all salaries, fees and expenses of Trustees or officers of the Trust who are their employees. LASC and LAMCO shall not be obligated to bear any other expenses incidental to the operations and business of the Trust. LASC and LAMCO shall not be required to pay or provide any credit for services provided by the Trust's custodian, transfer agent or other agents.

         D. Provision of Information Necessary for Preparation of Registration Statement Amendments and Other Materials.

                  LASC will make available and provide such information as the Trust may reasonably request for use in the preparation of its Registration Statement, reports and other documents required by federal laws and any securities and insurance laws of the other states and other jurisdictions in which the Trust's shares are sold.

         E.       Code of Ethics.

                  Each of LASC and LAMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and has provided the Trust with a copy of such code of ethics and evidence of its adoption. On or before June 1 in each year, an executive officer of each of LASC and LAMCO shall verify to the Trustees that it has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of its code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, each of LASC and LAMCO shall permit the Trust to examine the reports required to be made to it by Rule 17j-1(c)(1).


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         F.       Disqualification.

                  Each of LASC and LAMCO shall immediately notify the Trustees of the occurrence of any event which would disqualify it from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or any other applicable statute or regulation.

         G.       Other Obligations and Service.

                  Each of LASC and LAMCO shall make its officers and employees available to the Trustees and officers of the Trust for consulting and discussions regarding the management of the Trust and its investment activities.

         3.       Expenses of the Trust.

                  It is understood that the Trust (or each of its funds (including the Fund), where applicable) will pay, or will enter into arrangements that require third parties to pay, all of the expenses of the Trust or such funds, other than those expressly assumed by LASC and LAMCO herein, including without limitation:

                  A.       Advisory, sub-advisory and administrative fees;

                  B.       Fees for services of independent public accountants;

                  C.       Legal and consulting fees;

                  D. Transfer agent, custodian and portfolio pricing, recordkeeping and tax information services;

                  E. Expenses of periodic calculations of the funds' net asset values and of equipment for communication among the funds' custodian, transfer agent and others;

                  F.       Taxes and the preparation of the funds' tax returns;

                  G.       Brokerage fees and commissions;

                  H.       Interest;

                  I.       Costs of Board of Trustees and shareholder meetings;

                  J. Updates and printing of prospectuses, proxy statements and reports to shareholders;


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                  K.       Fees for filing reports with regulatory bodies and
                           the maintenance of the Trust's existence;

                  L.       Membership dues for industry trade associations;

                  M. Fees to federal authorities for the registration of the shares of the funds;

                  N. Fees and expenses of Trustees who are not directors, officers, employees or stockholders of LASC, LAMCO or any of their respective affiliates;

                  O.       Insurance and fidelity bond premiums; and

                  P. Litigation and other extraordinary expenses of a non-recurring nature.

         4.       Activities and Affiliates of the Manager.

                  A. The Trust acknowledges that each of LASC and LAMCO or one or more of its affiliates may have investment or administrative responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities, and that each of LASC and LAMCO, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). The Trust agrees that each of LASC and LAMCO or its affiliates may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Fund, provided that it acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest.

                  B. Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust as currently in effect and the Investment Company Act and the rules thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested persons as defined by the Investment Company Act of LASC and/or LAMCO or of their respective affiliates as directors, officers, agents and shareholders thereof; that directors, officers, agents and shareholders of LASC and/or LAMCO or of their respective affiliates are or may be interested persons of the Trust as Trustees, officers, agents, shareholders or otherwise; that LASC and/or LAMCO or their respective affiliates may be interested persons of the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust and By-Laws and the Investment Company Act and the rules thereunder.

         5.       Compensation of LASC and LAMCO.

         For all services to be rendered and payments made pursuant to this Agreement, (a) the Trust, on its own behalf and on behalf of Fund, will pay LASC monthly in arrears a fee at an annual rate equal to 0.80% of the net asset value of the Fund, and (b) LASC, on its own behalf,


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will pay LAMCO monthly in arrears a fee at an annual rate equal to 0.60% of such net asset value. LAMCO acknowledges and agrees that the Trust shall have no obligation to LAMCO to pay any portion of such fee, which shall be solely the responsibility of LASC. Each such fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly on or before the tenth day of the following calendar month. The daily accruals of the fee will be computed by (i) multiplying the annual percentage rate referred to above by the fraction the numerator of which is one and the denominator of which is the number of calendar days in the year, and (ii) multiplying the product obtained pursuant to clause (i) above by the net asset value of the Fund as determined in accordance with the Trust's Prospectus as of the previous business day on which the Fund was open for business. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month.

         6.       Liabilities of LASC and LAMCO.

                  A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of LASC or LAMCO, as the case may be, LASC or LAMCO shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

                  B. LAMCO shall indemnify and hold harmless the Trust from any loss, cost, expense or damage resulting from the failure of any Portfolio Manager to comply with (i) any statement included in the Prospectus and Statement of Additional Information of the Trust, or (ii) instructions given by LAMCO to any Portfolio Manager for the purpose of ensuring the Trust's compliance with securities, tax and other requirements applicable to the Trust's business and the investment activities of its Funds; provided, however, that the indemnification provided in this paragraph 6B shall apply only to the extent that a Portfolio Manager is liable to the Trust and, after demand by the Trust, is unable or refuses to discharge its obligations to the Trust.

                  C. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the LASC or LAMCO, as the case may be, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

         7.       Effective Date: Term.

         This Agreement shall become effective on the later of (i) the date first written above or (ii) the date on which the offer and sale of shares of the Fund has been registered under the Securities Act and the Investment Company Act pursuant to an effective Registration Statement of the Trust on Form N-1A and shall continue until June 7, 1999, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Trustees, including the vote of a majority of the Trustees who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder.


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         8.       Assignment.

         No assignment of this Agreement shall be made by LASC or LAMCO, and this Agreement shall terminate automatically in the event of any such assignment. Each of LASC and LAMCO shall notify the Trust in writing in advance of any proposed change of control with respect to it to enable the Trust to take the steps necessary to enter into a new advisory contract.

         9.       Amendment

                  This Agreement may be amended at any time, but only by written agreement between LASC, LAMCO and the Trust, which is subject to the approval of the Trustees of the Trust and the shareholders of any affected Fund in the manner required by the Investment Company Act and the rules thereunder.

         10.      Termination.

         This Agreement:

                  (a) may at any time be terminated without payment of any penalty, by the Trust (by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund) on sixty
                           (60) days' written notice to LASC and LAMCO;

                  (b) shall immediately terminate in the event of its assignment; and

                  (c) may be terminated by LASC or LAMCO on sixty (60) days written notice to the other parties hereto.

         11.      Definitions.

         As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

         12.      Notice.

         Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid to the other party to this Agreement at its principal place of business.

         13.      Severability.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


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         14.      Shareholder Liability.

         Each of LASC and LAMCO is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Funds, the obligations thereunder shall be limited to the respective assets of such Funds. Each of LASC and LAMCO further agrees that it shall not seek satisfaction of any such obligation from the shareholders of the Funds, nor from the Trustees or any individual Trustee of the Trust.

         15.      Governing Law.

         This Agreement shall be interpreted under, and the performance of each of LASC and LAMCO under this Agreement shall be consistent with, the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, the terms of the Investment Company Act, applicable rules and regulations thereunder, the Code and regulations thereunder, and the Trust's Prospectus and Statement of Additional Information, in each case as from time to time in effect. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws rules or provisions that would result in the application of the domestic substantive laws of any other jurisdiction; provided, however, that if such law or any of the provisions of this Agreement conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         16.      Use of Manager's Name.

         The Trust may use the names "Liberty" and "All-Star" or any other name derived from such names only for so long as this Agreement (or another similar management agreement with LFC or a majority or greater owned subsidiary thereof pertaining to other series funds of the Trust) or any extension, renewal, or amendment hereof (or thereof) remains in effect. At such time as this Agreement (and each such other similar agreement pertaining to such other series funds) or any extension, renewal or amendment hereof (or thereof), or each such other similar successor organization agreement shall no longer be in effect, the Trust will cease to use any name derived from any such names similar thereto, or any other name indicating that it is managed by or otherwise connected with the Manager, or with any organization which shall have succeeded to Manager's business as investment advisor or manager.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on the date first above written.

                                    LIBERTY VARIABLE INVESTMENT TRUST,
                                    on its own behalf and on behalf of
                                    The Liberty All-Star Fund, Variable Series.


                                    By: __________________________________
                                        Title:

                                    LIBERTY ADVISORY SERVICES CORP.


                                    By: ___________________________________
                                        Title:


                                    LIBERTY ASSET MANAGEMENT COMPANY


                                    By: ___________________________________
                                        Title:




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